Exhibit 99.1
NEWS RELEASE

Bonanza Creek Energy Announces
Second Quarter 2019 Financial Results

DENVER, August 7, 2019 – Bonanza Creek Energy, Inc. (NYSE: BCEI) (the "Company" or "Bonanza Creek") today announced its second quarter 2019 financial results and operating outlook and has posted an updated investor presentation on its corporate website.

Highlights of the second quarter 2019 include:

•
Increasing 2019 annual production guidance to a range of 22.0 to 24.0 MBoe/d following strong second quarter 2019 sales volumes of 24.4 MBoe/d, up 18% over first quarter 2019 and 38% over fourth quarter 2018

•	The Whitetail A-4 well in the Company's Northern acreage is performing consistent with the Company's Legacy East XRL type curve

•	Net oil and gas revenue of $85.8 million, an increase of 18% over first quarter 2019

•	GAAP net income of $41.0 million, or $1.99 per diluted share, inclusive of $0.42 non-cash gain on derivatives

•	Adjusted EBITDAX(1) of $56.2 million, or $2.72 per diluted share, an increase of 14% sequentially

•	Lease operating expenses of $2.87 per Boe, a decrease of 1% over first quarter 2019

•
Total general and administrative ("G&A") expense, including non-cash, stock-based compensation, of $9.8 million. Cash G&A(1), excluding stock-based compensation, was $8.0 million for the quarter or $3.61 per Boe, down 24% from first quarter 2019

•
Combined cash costs of LOE, Rocky Mountain Infrastructure ("RMI") operating expenses, gathering, transportation and processing ("GT&P"), and cash G&A totaled $9.65 per Boe for the quarter, down 13% from first quarter 2019

•	Total capital expenditures of $81.7 million for the quarter and $126.5 million year to date, in line with Company's full year 2019 guidance of $230.0 to $255.0 million

(1) Non-GAAP measure, see attached reconciliation schedules at the end of this release.

Eric Greager, President and Chief Executive Officer of Bonanza Creek, commented, "We're encouraged with our development performance to date, and are raising our annual production guidance to a range of 22 to 24 MBoe per day with this release. Our capex in the first quarter was light versus our plan, but we paced ahead of schedule in the second quarter. Our capex year-to-date is in line with our full year expectations, having invested approximately 52% of the mid-point of our annual guidance. We're also excited to share results from our Whitetail well, which we drilled on our Northern acreage in late 2018. The well has been performing in line with our Eastern XRL type curve, and along with the Pronghorn B-28 pad, continues to demonstrate the quality of our acreage."

Second Quarter 2019 Results

During the second quarter of 2019, the Company reported average daily sales of 24.4 MBoe/d. Product mix for the quarter was 62% oil, 16% NGLs, and 22% residue natural gas. During the second quarter of 2019, the Company drilled 17 gross (11.2 net) operated wells, seven of which were extended reach lateral ("XRL") wells, and completed 19 gross (17.0 net) operated wells. As planned, there were no wells turned to sales during the second quarter. The company expects to turn 23 gross (20.4 net) wells to sales during the third quarter.

The table below provides operating statistics for our Wattenberg assets.

	Three Months Ended June 30,(2)
	2019	2018	% Change
Avg. Daily Sales Volumes:
Crude oil (Bbls/d)	15,096	8,866	70%
Natural gas (Mcf/d)	31,901	18,511	72%
Natural gas liquids (Bbls/d)	4,015	3,126	28%
Crude oil equivalent (Boe/d)	24,428	15,077	62%

Product Mix
Crude oil	62%	59%
Natural gas	22%	20%
Natural gas liquids	16%	21%

Average Sales Prices (before derivatives):
Crude oil (per Bbl)	$54.10	$63.05
Natural gas (per Mcf)	$1.94	$1.96
Natural gas liquids (per Bbl)	$11.66	$17.06
Crude oil equivalent (per Boe)	$37.88	$43.02

(2) Results for three months ended are for Wattenberg only. Please see tables in the back of this press release and our Quarterly Report on Form 10-Q filed on August 7, 2019 for total Company operating statistics for the 2018 period.

Net oil and gas revenue for the second quarter of 2019 was $85.8 million compared to $72.6 million for the first quarter of 2019. The increase was primarily a result of increased production and higher oil realizations, partially offset by lower natural gas and NGL realized prices. Crude oil accounted for approximately 87% of total revenue for the quarter. Differentials for the Company's oil production during the quarter averaged approximately $5.90 per barrel off of NYMEX WTI.

LOE for the second quarter of 2019 on a unit basis decreased by 1% to $2.87 per Boe from $2.91 per Boe in the first quarter of 2019 and is in line with full year 2019 guidance of $2.75 to $3.25 per Boe. Additionally, RMI operating expenses for the second quarter were $1.22 per Boe compared to $1.24 per Boe in first quarter of 2019, also in line with the Company's expectations and full year guidance of $1.10 to $1.40 per Boe.

The Company's general and administrative ("G&A") expenses were $9.8 million for the second quarter of 2019, which included $1.8 million in non-cash stock-based compensation. Cash G&A, which excludes stock-based compensation, of $8.0 million for the second quarter was down from $8.9 million in the first quarter of 2019. On a per unit basis, the Company's Cash G&A decreased 24% sequentially from $4.77 per Boe in the first quarter to $3.61 per Boe in the second quarter.

Cash G&A is a non-GAAP measure. Please see Schedule 7 at the end of this release for a reconciliation from GAAP G&A to cash G&A.

Oil began flowing through the Company's new oil gathering line to the Riverside Terminal in late July. The Company's oil differential will benefit from a $1.25 to $1.50 reduction for barrels flowing through the line. The first oil sales from the line occurred in early August. Oil volumes flowing through the line will build through the remainder of 2019, but not all of the Company's oil sales will flow through the new line. The Company's oil differential guidance of $4.25 to $5.25 per barrel for the year contemplates the improved differential and expectations of oil sales through the line for the remainder of the year.

Guidance Summary

Guidance	2Q19 Actuals	YTD 2019 Actuals	FY19 Guidance
Production (MBoe/d)	24.4	22.3	22.0 - 24.0
LOE ($/Boe)	$2.87	$2.89	$2.75 - $3.25
RMI Opex ($/Boe)	$1.22	$1.23	$1.10 - $1.40
Cash G&A ($/Boe)	$3.61	$4.14	$3.70 - $4.20
Severance Ad/Valorem (% of rev)	9.2%	7.7%	8% - 9%
Oil Differential ($/bbl)(1)	$5.90	$5.69	$4.25 - $5.25
Total Capex ($MM)	$82	$127	$230 - $255
D&C Capex ($MM)	$64	$102	$210 - $220
(1) Oil differential guidance based on WTI pricing through June 30, 2019, strip pricing as of August 6th, and includes the benefit of oil flowing through the company's new oil gathering line.

Conference Call Information

The Company will host a conference call to discuss these results on August 8, 2019 at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time). A live webcast and replay of this event will be available on the Investor Relations section of the Company’s website at www.bonanzacrk.com. Dial-in information for the conference call is included below.

Type	Phone Number	Passcode
Live participant	877-793-4362	6557808
Replay	855-859-2056	6557808

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County within the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding development and completion expectations and strategy; decreasing operating and capital costs; impact of the Company's reorganization; and updated 2019 guidance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; access to adequate gathering systems and pipeline take-away capacity; and pipeline and refining capacity constraints. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 28, 2019, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 7, 2019, and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:
Scott Landreth
Senior Director, Finance & Investor Relations and Treasurer
720-225-6679
slandreth@bonanzacrk.com

Schedule 1: Statements of Operations
(in thousands, expect for per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating net revenues:
Oil and gas sales	$85,783	$71,872	$158,377	$136,064
Operating expenses:
Lease operating expense	6,390	11,316	11,816	21,775
Gas plant and midstream operating expense	2,709	3,247	5,030	6,860
Gathering, transportation, and processing	4,331	1,660	8,353	3,998
Severance and ad valorem taxes	7,711	6,071	11,959	11,303
Exploration	408	221	505	250
Depreciation, depletion, and amortization	18,898	9,564	34,657	17,072
Abandonment and impairment of unproved properties	878	2,477	1,757	4,979
Unused commitments	—	—	—	21
General and administrative expense (including $1,768, $2,184, $3,148, and $3,192, respectively, of stock-based compensation)	9,803	9,917	20,081	19,451
Total operating expenses	51,128	44,473	94,158	85,709
Income from operations	34,655	27,399	64,219	50,355
Other income (expense):
Derivative gain (loss)	8,173	(22,012)	(28,371)	(30,754)
Interest expense	(385)	(805)	(1,536)	(1,162)
Loss on sale of properties, net	(1,432)	—	(306)	—
Other income	11	277	23	290
Total other income (expense)	6,367	(22,540)	(30,190)	(31,626)
Income from operations before taxes	41,022	4,859	34,029	18,729
Income tax benefit (expense)	—	—	—	—
Net income	$41,022	$4,859	$34,029	$18,729

Comprehensive income	$41,022	$4,859	$34,029	$18,729

Basic net income per common share	$1.99	$0.24	$1.65	$0.91

Diluted net income per common share	$1.99	$0.24	$1.65	$0.91

Basic weighted-average common shares outstanding	20,618	20,488	20,588	20,471

Diluted weighted-average common shares outstanding	20,664	20,603	20,630	20,538

Schedule 2: Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$41,022	$4,859	$34,029	$18,729
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	18,898	9,564	34,657	17,072
Abandonment and impairment of unproved properties	878	2,477	1,757	4,979
Well abandonment costs and dry hole expense	—	—	62	—
Stock-based compensation	1,768	2,184	3,148	3,192
Amortization of deferred financing costs	123	—	248	—
Derivative loss (gain)	(8,173)	22,012	28,371	30,754
Derivative cash settlements	(543)	(7,310)	393	(11,622)
Loss on sale of properties, net	1,432	—	306	—
Other	(1)	—	(901)	172
Changes in current assets and liabilities:
Accounts receivable	8,852	(4,618)	15,089	(20,376)
Prepaid expenses and other assets	(263)	(2,467)	(703)	935
Accounts payable and accrued liabilities	(683)	(323)	(10,833)	(889)
Settlement of asset retirement obligations	(583)	(132)	(1,175)	(797)
Net cash provided by operating activities	62,727	26,246	104,448	42,149
Cash flows from investing activities:
Acquisition of oil and gas properties	(10,376)	(1,197)	(11,738)	(1,295)
Exploration and development of oil and gas properties	(74,895)	(53,818)	(111,398)	(91,482)
Proceeds from sale of oil and gas properties	—	—	1,153	20
Additions to property and equipment - non oil and gas	(72)	(177)	(148)	(280)
Net cash used in investing activities	(85,343)	(55,192)	(122,131)	(93,037)
Cash flows from financing activities:
Proceeds from Current Credit Facility	—	—	15,000	—
Proceeds from Prior Credit Facility	—	45,000	—	60,000
Proceeds from exercise of stock options	—	968	—	968
Payment of employee tax withholdings in exchange for the return of common stock	(930)	(794)	(1,083)	(794)
Net cash provided by financing activities	(930)	45,174	13,917	60,174
Net change in cash, cash equivalents, and restricted cash	(23,546)	16,228	(3,766)	9,286
Cash, cash equivalents, and restricted cash:
Beginning of period	32,782	5,840	13,002	12,782
End of period	$9,236	$22,068	$9,236	$22,068

Schedule 3: Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$9,149	$12,916
Accounts receivable:
Oil and gas sales	40,341	31,799
Joint interest and other	23,946	47,577
Prepaid expenses and other	5,336	4,633
Inventory of oilfield equipment	2,946	3,478
Derivative assets	11,116	34,408
Total current assets	92,834	134,811
Property and equipment (successful efforts method):
Proved properties	802,452	719,198
Less: accumulated depreciation, depletion and amortization	(86,265)	(52,842)
Total proved properties, net	716,187	666,356
Unproved properties	155,882	154,352
Wells in progress	133,364	93,617
Other property and equipment, net of accumulated depreciation of $2,853 in 2019 and $2,546 in 2018	3,490	3,649
Total property and equipment, net	1,008,923	917,974
Long-term derivative assets	1,176	3,864
Right-of-use assets	38,623	—
Other noncurrent assets	3,782	4,885
Total assets	$1,145,338	$1,061,534
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$45,087	$79,390
Oil and gas revenue distribution payable	30,262	19,903
Current portion of lease liability	10,593	—
Derivative liability	2,066	183
Total current liabilities	88,008	99,476

Long-term liabilities:
Credit facility	65,000	50,000
Lease liability	28,792	—
Ad valorem taxes	34,370	18,740
Asset retirement obligations for oil and gas properties (note 9)	29,162	29,405
Total liabilities	245,332	197,621

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 20,632,999 and 20,543,940 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	4,285	4,286
Additional paid-in capital	698,526	696,461
Retained earnings	197,195	163,166
Total stockholders’ equity	900,006	863,913
Total liabilities and stockholders’ equity	$1,145,338	$1,061,534

Schedule 4: Per unit operating margins
(unaudited)

	Three Months Ended June 30,(1)			Six Months Ended June 30,(1)
	2019	2018	Percent Change	2019	2018	Percent Change
Sales volume
Oil (MBbl)	1,374	807	70%	2,582	1,552	66%
Gas (MMcf)	2,903	1,685	72%	5,101	3,328	53%
NGL (MBbl)	365	284	29%	657	502	31%
Equivalent (MBoe)	2,223	1,372	62%	4,089	2,609	57%

Realized pricing (before derivatives)
Oil ($/Bbl)	$54.10	$63.05	(14)%	$52.10	$60.15	(13)%
Gas ($/Mcf)	$1.94	$1.96	(1)%	$2.43	$2.29	6%
NGL ($/Bbl)	$11.66	$17.06	(32)%	$13.10	$19.34	(32)%
Equivalent ($/Boe)	$37.88	$43.01	(12)%	$38.04	$42.43	(10)%

Per Unit Costs ($/Boe)
Realized price equivalent (before derivatives)	$37.88	$43.01	(12)%	$38.04	$42.43	(10)%
Lease operating expense	2.87	6.01	(52)%	2.89	6.01	(52)%
Gathering, transportation and processing	1.95	1.21	61%	2.04	1.53	33%
Gas plant and midstream operating expense	1.22	1.59	(23)%	1.23	1.74	(29)%
Severance and ad valorem	3.47	3.89	(11)%	2.92	3.78	(23)%
Cash general and administrative(2)	3.61	5.78	(38)%	4.14	6.38	(35)%
Total cash operating costs	$13.12	$18.48	(29)%	$13.22	$19.44	(32)%
Cash operating margin (before derivatives)	$24.76	$24.53	1%	$24.82	$22.99	8%
Derivative cash settlements	(0.24)	(5.33)	(95)%	0.10	(4.45)	(102)%
Cash operating margin (after derivatives)	$24.52	$19.20	28%	$24.92	$18.54	34%

Non-cash items
Non-cash general and administrative	$0.80	$1.59	(50)%	$0.77	$1.22	(37)%

(1) The Company's Mid-Continent region assets were sold on August 6, 2018, and therefore, the data in the table reflects Mid-Continent region activity during the three and six months ended June 30, 2018.
(2) Cash general and administrative expense excludes stock-based compensation of $1.8 million and $2.2 million for the three months ended June 30, 2019 and 2018, respectively, and $3.1 million and $3.2 million for the six months ended June 30, 2019 and 2018, respectively.

Schedule 5: Adjusted Net Income
(in thousands, except per share amounts, unaudited)

Adjusted net income is a supplemental non-GAAP financial measure that is used by management to present recurring profitability that is more comparable between periods by excluding items that are non-recurring in nature or items which are not easily estimable. Management believes adjusted net income provides external users of the Company's consolidated financial statements such as industry analysts, investors, creditors, and rating agencies with additional information to assist in their analysis of the Company. The Company defines adjusted net income as net income after adjusting first for (1) the impact of certain non-cash items and one-time transactions and then (2) the non-cash and one-time items’ impact on taxes based on a tax rate that approximates the Company's effective tax rate in each period. Adjusted net income is not a measure of net income as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of adjusted net income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$41,022	$4,859	$34,029	$18,729
Adjustments to net income:
Derivative loss (gain)	(8,173)	22,012	28,371	30,754
Derivative cash settlements	(543)	(7,310)	393	(11,622)
Loss on sale of oil and gas properties	(1,432)	—	(306)	—
Abandonment and impairment of unproved properties	878	2,477	1,757	4,979
Well abandonment and exploratory dry hole expense	—	—	62	—
Unused commitments	—	—	—	21
Stock-based compensation (1)	1,768	2,184	3,148	3,192
Severance costs (1)	—	—	418	—
Total adjustments before taxes	(7,502)	19,363	33,843	27,324
Income tax effect	—	—	—	—
Total adjustments after taxes	$(7,502)	$19,363	$33,843	$27,324

Adjusted net income	$33,520	$24,222	$67,872	$46,053
Adjusted net income per diluted share	$1.62	$1.18	$3.29	$2.24

Diluted weighted-average common shares outstanding	20,664	20,603	20,630	20,538

(1) Included as a portion of general and administrative expense in the statements of operations.

Schedule 6: Adjusted EBITDAX
(in thousands, unaudited)

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management to provide a metric of the Company's ability to internally generate funds for exploration and development of oil and gas properties. The metric excludes items which are non-recurring in nature and/or items which are not reasonably estimable. Management believes adjusted EBITDAX provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines Adjusted EBITDAX as earnings before interest expense, income taxes, depreciation, depletion, amortization, impairment, exploration expenses and other similar non-cash and non-recurring charges. Adjusted EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDAX.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$41,022	$4,859	$34,029	$18,729
Exploration	408	221	505	250
Depreciation, depletion and amortization	18,898	9,564	34,657	17,072
Amortization of deferred financing costs	123	—	248	—
Abandonment and impairment of unproved properties	878	2,477	1,757	4,979
Unused commitments	—	—	—	21
Stock-based compensation (1)	1,768	2,184	3,148	3,192
Severance costs (1)	—	—	418	—
Loss on sale of oil and gas properties	1,432	—	306	—
Interest expense	385	805	1,536	1,162
Derivative loss (gain)	(8,173)	22,012	28,371	30,754
Derivative cash settlements	(543)	(7,310)	393	(11,622)
Income tax effect	—	—	—	—
Adjusted EBITDAX	$56,198	$34,812	$105,368	$64,537

(1) Included as a portion of general and administrative expense in the statements of operations.

Schedule 7: Recurring Cash G&A
(in thousands, unaudited)

Recurring cash G&A is a supplemental non-GAAP financial measure that is used by management to provide only the cash portion of its G&A expense, which can be used to evaluate cost management and operating efficiency on a comparable basis from period to period. Management believes recurring cash G&A provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines recurring cash G&A as GAAP general and administrative expense exclusive of the Company's stock based compensation and one-time charges. The Company refers to recurring cash G&A to provide typical recurring cash G&A costs that are planned for in a given period. Recurring cash G&A is not a fully inclusive measure of general and administrative expense as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of general and administrative expense to the non-GAAP financial measure of recurring cash G&A.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
General and administrative expense	$9,803	$9,917	$20,081	$19,451
Stock-based compensation	(1,768)	(2,184)	(3,148)	(3,192)
Cash G&A	$8,035	$7,733	$16,933	$16,259